UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

For the year ended December 31, 2016, Inland Real Estate Income Trust, Inc. (the “Company”) paid distributions of approximately $52,356,649. For income tax purposes only, 19.8% of the distributions were treated as ordinary dividends, none were treated as capital gains and 80.2% were treated as nondividend distributions (which are treated for income tax purposes as a return of capital to the extent of a stockholder’s basis in its shares and thereafter as capital gain). The following table denotes the nature of the Company’s monthly distributions paid in 2016 for income tax purposes only. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2016. All amounts are stated in dollars per share.

Record Dates	Distribution Payment Date	Total Distributions (a)	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 1-31, 2015	January 4, 2016	$0.050959	$0.010088	$—	$0.040871
January 1-31, 2016	February 1, 2016	$0.050820	$0.010060	$—	$0.040760
February 1-29, 2016	March 1, 2016	$0.047541	$0.009411	$—	$0.038130
March 1-31, 2016	April 1, 2016	$0.050820	$0.010060	$—	$0.040760
April 1-30, 2016	May 2, 2016	$0.049180	$0.009735	$—	$0.039445
May 1-31, 2016	June 1, 2016	$0.050820	$0.010060	$—	$0.040760
June 1-30, 2016	July 1, 2016	$0.049180	$0.009735	$—	$0.039445
July 1-31, 2016	August 1, 2016	$0.050820	$0.010060	$—	$0.040760
August 1-31, 2016	September 1, 2016	$0.050820	$0.010060	$—	$0.040760
September 1-30, 2016	October 3, 2016	$0.049180	$0.009735	$—	$0.039445
October 1-31, 2016	November 1, 2016	$0.050820	$0.010060	$—	$0.040760
November 1-30, 2016	December 1, 2016	$0.049180	$0.009735	$—	$0.039445

(a)	Distributions paid based on 2015 record dates reflect a 365-day year, and those paid based on 2016 record dates reflect a 366-day year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: January 24, 2017	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Title	Vice President, Treasurer and Chief Accounting Officer